Exhibit 10.10

RULES

OF

THE RENTOKIL INITIAL PLC DEFERRED BONUS PLAN

Board Adoption:	22 February 2018

Amended by the Committee:	23 February 2022

Expiry Date:	22 February 2028

Contents

1.	Meaning of words used	1

2.	Granting Awards	3

3.	Phantom Awards	5

4.	Dividend Equivalents	5

5.	Other terms applicable to Awards	6

6.	Vesting and exercise of Awards - general rules	6

7.	Satisfaction of Awards	7

8.	Leavers	9

9.	Company events	9

10.	Exchange of Awards	10

11.	Variations in share capital	11

12.	Clawback and reduction for Malus	11

13.	General	13

14.	Administration	15

15.	Changing the Plan and termination	15

16.	Governing law, jurisdiction and language	16

Rentokil Initial plc – Deferred Bonus Plan Rules

(i)

Rentokil Initial plc – Deferred Bonus Plan

1.	Meaning of words used

1.1	In these rules:

“Acquiring Company” means a person who obtains Control of the Company;

“Award” means a Conditional Award or an Option or, where relevant, a Phantom Award;

“Award Certificate” means a certificate issued to a Participant pursuant to rule 2.10 (Issue of Award Certificate);

“Board” means the board of directors of the Company or a duly authorised committee of it;

“Bonus” means a discretionary bonus payable to an Employee by a Member of the Group under a Bonus Plan for a particular Financial Year;

“Bonus Plan” means any discretionary cash bonus arrangement or plan operated by a Member of the Group from time to time;

“Business Day” means a day on which the London Stock Exchange is open for the transaction of business;

“Clawback” means the provisions contained in rule 12 (Clawback and reduction for Malus);

“Committee” means the Remuneration Committee of the Board or such other committee comprising a majority of non-executive directors of the Company to which the Board delegates responsibility for overseeing the operation of the Plan;

“Company” means Rentokil Initial plc;

“Conditional Award” means a conditional right to acquire Shares granted under the Plan;

“Control” means the power of a person to secure by means of the holding of shares or the possession of voting power or by virtue of any powers conferred by any articles of association or other document, that the affairs of a body corporate are conducted in accordance with the wishes of that person;

“Cross-clawback” means the provision contained in rule 12.4 (Cross-clawback);

“Dealing Restrictions” means any applicable restriction or restrictions on dealings or transactions in securities imposed by:

(i)	any rules, statutory requirements, orders, legal or regulatory code, provision or rule or other requirement or guidance; and/or

(ii)	any code adopted or established by the Company in addition or replacement to (i) above,

in each case in force, and as amended or replaced, from time to time;

“Dividend Equivalents” means an amount equal to the dividend per Share (other than special dividends) for the record date(s) which fall between the Grant Date and the date the Award Vests or is exercised, as applicable, multiplied by the number of Shares in respect of which the Award has Vested or is exercised (as appropriate);

“Employee” means any employee or executive director of any Member of the Group;

Rentokil Initial plc – Deferred Bonus Plan

“Exercise Period” means the period during which an Option may be exercised, commencing on Vesting, and ending on the 10th anniversary of the Grant Date or such earlier date determined by the Committee and specified in the relevant Award Certificate or otherwise determined in accordance with this Plan;

“Financial Year” means a financial year of the Company;

“Grant Date” means the date on which an Award is granted;

“ITEPA” means the UK Income Tax (Earnings and Pensions) Act 2003;

“London Stock Exchange” means London Stock Exchange plc or its successor;

“Malus” means the provisions contained in rule 12 (Clawback and reduction for Malus);

“Market Value” means, on any date when Shares are listed on the London Stock Exchange:

(i)	the mid-market closing price of a Share on the London Stock Exchange for the preceding Business Day; or

(ii)	if the Committee so determines, the average of the mid-market closing prices of a Share on the London Stock Exchange for such number of preceding Business Days as the Committee determines,

or, on any date where the Shares are not so listed, the market value of a Share as determined by the Committee;

“Member of the Group” means the Company and its Subsidiaries from time to time, and “Group” will be construed accordingly;

“New Award” means an award which satisfies the requirements of rule 10.2 (Requirements for a New Award);

“Option” means a right granted as an option to acquire Shares granted under, and exercisable in accordance with, the Plan;

“Participant” means a person holding or who has held an Award or, where applicable, that person’s personal representatives;

“Phantom Award” means a conditional right granted under the Plan to receive a cash sum in the future that is linked to the Market Value of a number of notional Shares;

“Plan” means the plan constituted by these rules and known as the Rentokil Initial plc Deferred Bonus Plan, as changed or amended from time to time;

“Policy” means the Company’s Directors’ Remuneration Policy as approved by shareholders at that time;

“Share” means a fully paid ordinary share in the capital of the Company;

“Subsidiary” means a company which is a subsidiary of the Company within the meaning of section 1159 of the UK Companies Act 2006;

“Taxation” means any tax and social security charges (and/or any similar charges), wherever arising, in respect of a Participant’s Award or otherwise arising in connection with participation in the Plan;

Rentokil Initial plc – Deferred Bonus Plan

“Tax Election” means an election for a particular tax and/or social security treatment in respect of an Award or the Shares acquired pursuant to it (which may include a joint election under Chapter 2 of Part 7 of ITEPA or an overseas equivalent);

“UK” means the United Kingdom;

“Vesting” means:

(i)	in relation to a Conditional Award, a Participant becoming entitled to have the Shares underlying the Award delivered to the Participant;

(ii)	in relation to a Phantom Award, a Participant becoming entitled to be paid a cash sum with a value equal to the Market Value of the notional Shares subject to the Award; and

(iii)	in relation to an Option, a Participant becoming entitled to exercise that Option,

and “Vest” and “Vested” will be construed accordingly; and

“Vesting Date” means the date specified in the Award Certificate as being the date that the Award is expected to Vest, which will normally be three years after the relevant Grant Date.

1.2	Interpretation

In this Plan, the singular includes the plural and vice versa. References to any enactment or statutory requirement will be construed as references to that enactment or requirement as from time to time amended, modified or re-enacted and include any subordinate legislation made under it.

2.	Granting Awards

2.1	Voluntary deferral of Bonus

The Committee will decide whether, and to what extent, any Bonus may be voluntarily deferred through the grant of an Award in respect of any Financial Year.

2.2	Mandatory deferral of Bonus

The extent to which a Bonus will be mandatorily deferred (if at all) will be:

2.2.1	to the extent an Employee is required by the Policy to defer that Bonus, in accordance with the terms of that Policy; and

2.2.2	in all other cases, as determined by the Committee and communicated to the relevant Employee.

2.3	Eligibility

To be eligible to be granted an Award, an individual must be an Employee at the Grant Date and all or part of the Employee’s Bonus is to be deferred through the grant of an Award.

2.4	Operation

The Committee has absolute discretion to decide whether the Plan will be operated and those eligible Employees to whom Awards will be granted.

Rentokil Initial plc – Deferred Bonus Plan

2.5	Amount of Award

The number of Shares comprised in an Award will have an aggregate Market Value (measured at the Grant Date) which is, as close as practicable, equal to the amount of the Bonus that is to be deferred through the grant of an Award.

2.6	Cash payment of small amount

Where the amount of a Bonus that would otherwise be deferred through the grant of an Award is not, in the opinion of the Committee, sufficiently large to justify the grant of an Award, the Committee may decide not to grant an Award on that occasion and may instead pay the entirety of the Bonus in cash in accordance with the terms of the relevant Bonus Plan.

2.7	Grant of Awards

Awards will be granted by the Company by deed.

2.8	Timing of grant

Awards may only be granted within 42 days commencing on any of the following:

2.8.1	the day the Committee of the Company adopt the Plan;

2.8.2	the Business Day following the announcement (or, where there is no announcement, publication) of the Company’s results for the last preceding Financial Year, half year or other period; or

2.8.3	if Dealing Restrictions prohibited the making of an Award within any period as mentioned in rules 2.8.1 or 2.8.2, the date that all such Dealing Restrictions cease to apply.

Notwithstanding rules 2.8.1 to 2.8.3, but subject to Dealing Restrictions, Awards may be granted at any time where the Committee resolves that exceptional circumstances exist which justify the grant of Awards.

2.9	Administrative errors

If the Committee purports to grant an Award which is inconsistent with this Plan, the Award will take effect only to the extent permissible under the provisions of this Plan.

2.10	Issue of Award Certificate

As soon as practicable after an Award has been made, the Committee will issue or will procure the issue of an Award Certificate to each Participant. The Award Certificate may be sent by email or other electronic means.

2.11	Form of Award Certificate

An Award Certificate will be in a form approved by the Committee and must specify:

2.11.1	the Grant Date;

2.11.2	the form of Award;

2.11.3	the number of Shares subject to the Award;

2.11.4	in the case of an Option, the Exercise Period;

2.11.5	the Vesting Date;

Rentokil Initial plc – Deferred Bonus Plan

2.11.6	where relevant:

(i)	that the Award carries the right to Dividend Equivalents; and

(ii)	whether the Dividend Equivalents are determined by reference to the period commencing on the Grant Date and ending on the Vesting Date or ending on the exercise of the Award, and for executive directors of the Company Dividend Equivalents will be determined in accordance with the relevant Policy;

2.11.7	where relevant, that Malus and/or Clawback applies to the Award; and

2.11.8	where the Committee requires it, that the Participant will enter into a Tax Election.

2.12	No payment

Participants are not required to pay for the grant of any Award.

2.13	Acceptance of Award

The Committee may require a Participant to accept an Award by delivering a duly completed acceptance notice in a form and manner (which may be electronic), and by such date as, determined by the Committee, and to the extent the Participant does not do so, the Award may lapse.

2.14	Liability for Taxation

By participating in the Plan, a Participant agrees to be responsible for and to bear any liability for Taxation.

3.	Phantom Awards

3.1	Grant of Phantom Awards

The Committee may from time to time choose to grant an Award as a Phantom Award. A Phantom Award will not confer any right on the relevant Participant to receive Shares or any interest in Shares.

3.2	Application and interpretation of the Plan

Where an Award is granted as a Phantom Award, the provisions of this Plan will be interpreted and applied to reflect the fact that Phantom Awards are granted in respect of notional Shares only and are satisfied in cash rather than Shares.

4.	Dividend Equivalents

4.1	Application of rule

When granting an Award the Committee may determine on or before the Grant Date that an Award is to carry the right to Dividend Equivalents.

4.2	Satisfaction of Dividend Equivalents

Any Dividend Equivalent may be satisfied in cash or in such whole number of Shares (rounded up to the nearest whole number) as has a Market Value at the date the Award Vests or the date the Award is exercised (as applicable) as nearly as practicable equal to that amount. Subject to rules 7.4 (Delivery - Dealing Restrictions) and 7.8 (Withholding), the cash will be paid, or Shares delivered, in satisfaction of any Dividend Equivalents as soon as reasonably practicable following Vesting or exercise (as appropriate).

Rentokil Initial plc – Deferred Bonus Plan

5.	Other terms applicable to Awards

5.1	No transfer

A Participant may not transfer, assign, charge or otherwise dispose of an Award or any rights in respect of it. If the Participant does, whether voluntarily or involuntarily, then it will immediately lapse. This rule does not apply to the transmission of an Award on the death of a Participant to the personal representatives.

5.2	Bankruptcy

A Participant’s Award will lapse where the Participant becomes bankrupt or enters into a compromise with creditors generally.

6.	Vesting and exercise of Awards - general rules

6.1	Vesting - rounding up

If, due to the application of any term of the Award, an Award would otherwise Vest over a fraction of a Share, the number of Shares in respect of which the Award will Vest will be rounded up to the nearest whole number.

6.2	Timing of Vesting - general

Subject to rules 6.3 (Timing of Vesting - Dealing Restrictions), 6.4 (Timing of Vesting - investigation), 8 (Leavers) and 9 (Company events), an Award will Vest on the relevant Vesting Date.

6.3	Timing of Vesting - Dealing Restrictions

Where an Award would otherwise Vest at a time when Dealing Restrictions would prohibit:

6.3.1	in the case of an Option, the exercise of such Option;

6.3.2	the delivery, or procurement of the delivery, of Shares or cash (as appropriate) to the Participant; and/or

6.3.3	the Participant from selling Shares to discharge any liability for Taxation, where relevant,

such Award will not Vest until all such Dealing Restrictions cease to apply.

6.4	Timing of Vesting - investigation

Notwithstanding any other provision of this Plan, if an investigation commences or is ongoing regarding whether Malus and/or Cross-clawback should be invoked in respect of a Participant then, unless otherwise determined by the Committee, any unvested Awards held by that Participant will not Vest until after such investigation has been concluded.

6.5	Process for exercise of an Option

A Participant may exercise an Option at any time (other than when prohibited by Dealing Restrictions) during the Exercise Period by giving notice to the Company, or to such other person as the Committee specifies, in a form and manner specified by the Committee (which may be electronic).

Rentokil Initial plc – Deferred Bonus Plan

Such notice must indicate the number of Shares in respect of which the Option is being exercised on that occasion.

The exercise of the Option is effective on the date of receipt by or on behalf of the Company of the notice.

A Participant is not required to pay for the acquisition of Shares or cash pursuant to the Option.

6.6	Part exercise of an Option

An Option may be exercised in whole or in part and on more than one occasion.

6.7	Limits on exercise of an Option

A Participant’s notice to exercise an Option may only take effect to the extent it is consistent with the Participant’s rights under an Option and the provisions of this Plan.

6.8	Automatic exercise of an Option

The Company will be deemed to have received a valid notice of exercise, immediately before the expiry of the Exercise Period, for any Options that remain otherwise exercisable but have not been exercised on the last day of the Exercise Period.

If the last day of the Exercise Period is at a time when Dealing Restrictions would prohibit:

6.8.1	the exercise of such Option; and/or

6.8.2	the delivery, or procurement of the delivery, of Shares or cash (as appropriate) to the Participant; and/or

6.8.3	the Participant from selling Shares to discharge any liability for Taxation, where relevant,

the Exercise Period will be extended to the first Business Day on which all such Dealing Restrictions cease to apply and the notice will instead be deemed to be delivered on such Business Day.

6.9	Lapse of Awards

To the extent an Award lapses under the Plan, it may not Vest or be exercised (as appropriate) subsequently under any other provision of this Plan.

7.	Satisfaction of Awards

7.1	Delivery - general

Subject to the other provisions of this rule 7 (Satisfaction of Awards), where an Award Vests and, in the case of an Option, is validly exercised, as soon as reasonably practicable after such Vesting or exercise, as appropriate, and usually within 30 days, the Committee will arrange for:

7.1.1	in respect of a Conditional Award or Option, the delivery to the Participant of the number of Shares in respect of which the Award has Vested or been exercised, as appropriate, on that occasion; or

7.1.2	in respect of a Phantom Award, the delivery of a cash sum equal to the aggregate Market Value of such number of notional Shares in respect of which the Award has Vested on that occasion.

Rentokil Initial plc – Deferred Bonus Plan

7.2	Delivery - investigation

Notwithstanding any other provision of this Plan, if an investigation commences or is ongoing regarding whether Malus, Clawback and/or Cross-clawback should be invoked in respect of a Participant then, unless otherwise determined by the Committee, any Vested (and, in the case of an Option, unexercised) but as yet unsatisfied Awards held by that Participant will not be satisfied until after such investigation has been concluded.

7.3	Delivery - nominee

Shares may be delivered to a nominee on behalf of the Participant, provided that the Participant is the beneficial owner of the Shares.

7.4	Delivery - Dealing Restrictions

If the delivery, or the procurement of the delivery, of Shares or cash (as appropriate) would be prohibited by Dealing Restrictions, delivery will not occur until after such time as all such Dealing Restrictions cease to apply.

7.5	Source of Shares

Awards may only be satisfied using Shares purchased in the market.

7.6	Shareholder rights

Where Shares are transferred on the Vesting of a Conditional Award or the exercise of an Option, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to voting, dividend or other rights before that date.

7.7	Alternative ways to satisfy Awards

The Committee may decide to satisfy an Award by paying an amount equal to the aggregate Market Value of the Shares in respect of which the Award has Vested or been exercised (as appropriate) in cash (subject to rule 7.8 (Withholding)).

The Committee may decide to satisfy an Award (or part of it) by reducing the number of Shares to which the Participant would otherwise be entitled under the Plan, with the reduction instead being paid as an equivalent amount in cash (subject to rule 7.8 (Withholding)).

7.8	Withholding

Any Member of the Group or the trustee of any employee benefit trust may withhold such amounts and make such arrangements as it considers necessary or desirable to meet any liability to pay or account for Taxation.

The arrangements referred to in this rule 7.8 (Withholding) may include deductions from any cash payment owed to the Participant and/or the sale of Shares acquired on Vesting or exercise (as appropriate) of the Participant’s Award on behalf of the Participant and the retention of all or part of the sale proceeds to meet such liability.

Rentokil Initial plc – Deferred Bonus Plan

8.	Leavers

8.1	Leavers - before Vesting

If a Participant ceases to be employed within the Group before the Award has Vested, the Award will:

8.1.1	continue until the normal time of Vesting under the provisions of this Plan, unless the Committee determines in its absolute discretion that Vesting will be accelerated;

8.1.2	in the case of the Participant’s death, Vesting will be accelerated;

8.1.3	in the case of an Option, the Exercise Period will end 6 months (12 months in the case of the Participant’s death (or up 24 months in the case of death, if determined by the Committee)) after Vesting; and

8.1.4	Vest in full.

8.2	Leavers - after Vesting

If a Participant ceases to be employed within the Group after the Award has Vested but before the Award has been satisfied or exercised, the Award will:

8.2.1	continue in accordance with the provisions of this Plan; and

8.2.2	in the case of an Option, the Exercise Period will end 6 months (12 months in the case of the Participant’s death (or up 24 months in the case of death, if determined by the Committee)) after the date the Participant ceases to be employed within the Group.

8.3	Meaning of “ceases to be employed within the Group”

For the purposes of this rule 8 (Leavers), a Participant will not be treated as ceasing to be employed within the Group until ceasing to hold any office or employment with any Member of the Group.

For the purposes of this rule 8 (Leavers), “Member of the Group” and “Group” includes any associated company nominated for this purpose by the Committee.

9.	Company events

9.1	Company events - extent of Vesting

If this rule 9.1 (Company events - extent of Vesting) applies to an Award, it will Vest and in the case of an Option may be exercised, in full. To the extent the Participant’s Award does not Vest, or is not exchanged in accordance with rule 10 (Exchange of Awards) it will then lapse.

9.2	Takeovers

Where a person obtains Control of the Company as a result of making an offer to acquire Shares, an Award will Vest on the date the person obtains Control in accordance with rule 9.1 (Company events - extent of Vesting).

9.3	Bound or entitled

Where a person becomes bound or entitled to acquire shares in the Company under sections 979 to 982 or 983 to 985 of the UK Companies Act 2006 (inclusive), Awards will Vest on the date the person becomes so bound or entitled in accordance with rule 9.1 (Company events - extent of Vesting).

Rentokil Initial plc – Deferred Bonus Plan

9.4	Scheme of arrangement

When a court sanctions a compromise or arrangement under section 899 CA, Awards will Vest on the date of the court sanction in accordance with rule 9.1 (Company events - extent of Vesting).

9.5	Winding up

If notice is given of a resolution for the voluntary winding-up of the Company, Awards will Vest on the date the notice is given in accordance with rule 9.1 (Company events - extent of Vesting).

9.6	Persons acting in concert

For the purposes of this rule 9 (Company events) and rule 10 (Exchange of Awards), a person will be treated as obtaining Control of the Company if that person and others acting in concert together obtain Control of it.

9.7	Exercise of Options

A Participant may exercise an Option, to the extent it Vests pursuant to this rule 9 (Company events) or has already Vested, within the period of 1 month (or such other period as may be specified by the Committee) starting from the date of the relevant event pursuant to this this rule 9 (Company events) and, unless the Committee determines otherwise, to the extent that the Participant’s Option has not then lapsed or been exercised in accordance with the provisions of the Plan, it will be deemed to be exercised by the Participant to the fullest extent possible on the Business Day immediately prior to the expiry of such period (subject to the provisions of rule 6.8 (Automatic exercise of an Option).

9.8	Meaning of Committee

For the purposes of this rule 9 (Company events) and rule 10 (Exchange of Awards), “Committee” means those people who were members of the Remuneration Committee or such other committee of the Board immediately before the relevant event.

10.	Exchange of Awards

10.1	When Awards may be exchanged

Where an event as specified in rules 9.2 (Takeovers) 9.3 (Bound or entitled) or 9.4 (Scheme of arrangement) occurs and:

10.1.1	the Participant has agreed with the Acquiring Company, to exchange an Award for a New Award; or

10.1.2	the Acquiring Company consents and substantially all the shareholders of the Company immediately before the relevant event has occurred will continue to have Control of the Company immediately thereafter, that Award (or, in the case of rule 10.1.2, all Awards) will not Vest under rules 9.2 (Takeovers), 9.3 (Bound or entitled) or 9.4 (Scheme of arrangement), as appropriate, but will be exchanged for New Awards.

Rentokil Initial plc – Deferred Bonus Plan

10.2	Requirements for a New Award

Where a Participant is granted a New Award in exchange for an existing Award, the New Award:

10.2.1	must confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company, where relevant;

10.2.2	must be substantially equivalent to the Award;

10.2.3	is treated as having been acquired at the same time as the Award and Vests, is exercisable and lapses in the same manner and at the same time;

10.2.4	unless the Committee decides otherwise, must be subject to any conditions (including Malus and, where relevant, Clawback), which are, so far as possible, equivalent to any conditions applicable to the Award; and

10.2.5	is governed by the Plan as if references to Shares were references to the shares over or in respect of which the New Award is granted and references to the Company were references to the Acquiring Company or the body corporate determined under rule 10.2.1.

11.	Variations in share capital

11.1	Adjustments to Awards

If there is:

11.1.1	a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital;

11.1.2	a demerger (in whatever form) or exempt distribution by virtue of section 1075 of the UK Corporation Tax Act 2010;

11.1.3	a special dividend or distribution; or

11.1.4	any other transaction which will materially affect the value of Shares,

the Committee may adjust the number or class of Shares subject to an Award in such manner as the Committee may consider appropriate.

11.2	Notice to Participants

The Committee will notify Participants of any adjustment made under this rule 11 (Variations in share capital).

12.	Clawback and reduction for Malus

12.1	Application of rule

This rule 12 (Clawback and reduction for Malus) will apply to an Award where specified in the Award Certificate pursuant to rule 2.11 (Form of Award Certificate).

The Board may, in its absolute discretion determine at any time prior to the date on which an Award Vests to reduce the number of Shares or amount of cash (as appropriate) to which an Award relates; cancel an Award; or impose further conditions on an Award (Malus), in circumstances in which the Board considers such action is appropriate.

Rentokil Initial plc – Deferred Bonus Plan

The Board may, in its absolute discretion determine that there are circumstances that justify a reduction in respect of one or more Awards that have Vested and that the Participant should repay to the Company (Clawback) an amount equal to the benefit, calculated on an after-tax basis, received by the Participant from such Award, provided that the Board may, at its discretion, determine that a lesser amount should be repaid.

The Board may not exercise its discretion to apply Clawback more than two years after an Award has Vested or such longer period as the Committee considers is appropriate and has been notified to the Participant.

12.2	Malus and Clawback triggers

The circumstances referred to in this rule 12.2 (Malus and Clawback triggers) include, but are not limited to:

12.2.1	A material misstatement of the Company’s audited results; or

12.2.2	Serious reputational damage or loss to the Company, any Group company or a relevant business unit as a result of the Participant’s serious misconduct or otherwise.

12.3	Recovery

The Committee may in its discretion choose any method to recover the amount from the Participant, including (but not limited to):

12.3.1	requiring the Participant to make a payment in cash or shares to, or to the order of, the Company or such person as the Committee decides;

12.3.2	reducing (including to nil) the Vesting of any of the Participant’s unvested Awards, or the vesting of any unvested share award, share option or cash award granted to the Participant under any other employee share plan operated by any Member of the Group (except any plan intended to comply with Schedules 2, 3 or 4 of ITEPA);

12.3.3	reducing the number of Shares or amount of cash (as appropriate) which may be acquired by the Participant in respect of any Vested but as yet unsatisfied Award, or the number of shares or amount of cash (as appropriate) which may be acquired by the Participant in respect of a vested but as yet unsatisfied share award, share option or cash award granted to the Participant under any other employee share plan operated by any Member of the Group (except any plan intended to comply with Schedules 2, 3 or 4 of ITEPA);

12.3.4	reducing the amount of or deducting an amount from any current or future salary, cash bonus or other payments that would otherwise be payable to the Participant; and/or

12.3.5	reducing the value of any shares or cash over which a future Award or share award, share option or cash award under any other employee share plan operated by any Member of the Group (except any plan intended to comply with Schedules 2, 3 or 4 of ITEPA) is granted to the Participant.

12.4	Cross-clawback

The Committee may decide at any time that an Award will lapse in respect of all or a number of Shares or amount of cash (as appropriate) to give effect to a clawback provision of any form contained in any employee share plan (other than this Plan) or Bonus Plan operated by any Member of the Group. The extent to which an Award will lapse will be in accordance with the terms of the clawback or cross-clawback provision in the relevant plan or, in the absence of any such term, on such basis as the Committee considers appropriate.

Rentokil Initial plc – Deferred Bonus Plan

12.5	Notification to the Participant

A Participant must be notified as soon as reasonably practicable if a Malus or Clawback have been invoked.

12.6	Obligations of the Participant

A Participant will provide any information, documentation and undertakings and take all actions that the Committee reasonably believes it may require in connection with this rule 12 (Clawback and reduction for Malus).

13.	General

13.1	Dealing Restrictions

Each relevant person will have regard to Dealing Restrictions when (in each case, as appropriate) operating, interpreting, administering, participating in and taking any and all such other action in relation to, or contemplated or envisaged by, the Plan.

13.2	Terms of employment

For the purposes of this rule 13.2 (Terms of employment), “Employee” means any employee or executive director (existing or former) of a Member of the Group (existing or former).

This rule 13.2 (Terms of employment) applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.

Nothing in the provisions of the Plan, or the operation of the Plan, forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the relevant Member of the Group are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

No Employee has a right to participate in the Plan. Participation in the Plan or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Awards on the same basis, or at all, in any future year.

The terms of the Plan do not entitle the Employee to the exercise of any discretion in the Employee’s favour.

The Employee will have no claim or right of action in respect of any decision, omission or discretion, which may operate to the disadvantage of the Employee, even if it is unreasonable, irrational or might otherwise be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Employee and employer.

No Employee has any right to compensation or damages for any loss (actual or potential) in relation to the Plan, including any loss in relation to:

13.2.1	any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

13.2.2	any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or

Rentokil Initial plc – Deferred Bonus Plan

13.2.3	the operation, suspension, termination or amendment of the Plan.

By participating in the Plan, a Participant:

13.2.1	accepts all the provisions of this Plan, including this rule 13.2 (Terms of employment); and

13.2.2	waives all rights which might otherwise arise in connection with the Plan, other than the right to acquire Shares or cash (as appropriate) subject to and in accordance with the express terms of the Plan, in consideration for, and as a condition of, the grant of an Award.

13.3	Not pensionable

None of the benefits received under the Plan are pensionable.

13.4	Costs

The Company and/or any Subsidiary will pay the costs of introducing and administering the Plan.

13.5	Data protection

Personal data will be processed in accordance with the Company Data Privacy Notice available on the Company’s website at www.rentokil-initial.com or as otherwise advised by the Company.

13.6	Consents

All transfers of Shares will be subject to the Company’s Articles of Association and any necessary consents under any relevant enactments or regulations for the time being in force in the UK or elsewhere. The Participant will be responsible for complying with any requirements that need to be fulfilled in order to obtain or avoid the necessity for any such consent.

13.7	Notices

Any notice or communication to be given to any Employee or Participant may be delivered by electronic mail (including on an intranet, portal or by SMS text message), or personally delivered or sent by ordinary post to such address as the Company considers appropriate.

Any notice or communication to be given to the Company or its duly appointed agent may be delivered or sent to its registered office or such other place and by such means as the Company or its appointed agent may specify and notify to Employees and/or Participants.

Notices or communications sent electronically will be deemed to have been received at the time of transmission unless there is evidence to the contrary. Notices or communications personally delivered will be deemed to have been received upon delivery and those sent by post will be deemed to have been received 24 hours after posting nationally and 3 days after posting internationally.

13.8	Third party rights

Except as otherwise expressly stated to the contrary, nothing in the Plan confers any benefit, right or expectation on a person who is not a Participant or a Member of the Group. No such third party has any rights under the UK Contracts (Rights of Third Parties) Act 1999 or any equivalent local legislation to enforce any term of this Plan.

Rentokil Initial plc – Deferred Bonus Plan

14.	Administration

14.1	Committee’s powers

The Committee will administer the Plan. The Committee has authority to make rules and regulations for the administration of the Plan. The Committee may delegate all or any of its rights and powers under the Plan.

14.2	Provisions of the Plan

If any provision of the Plan is held to be invalid, illegal or unenforceable for any reason by any court of competent jurisdiction, for the purposes of that jurisdiction:

14.2.1	such provision will be treated as severed; and

14.2.2	the remainder of the provisions of the Plan will continue in full force and effect as if the Plan had been established without the inclusion of the severed provision,

unless the Committee determines otherwise.

14.3	Committee’s decisions final and binding

All determinations or decisions of the Committee are final and binding in all respects. If any question or dispute arises as to the interpretation of the Plan, any rules, regulations or procedures relating to the Plan and/or in relation to an Award or any other matter relating to the Plan, the decision of the Committee will be conclusive.

15.	Changing the Plan and termination

15.1	Committee’s powers

Except as described in the rest of this rule 15 (Changing the Plan and termination), the Committee may at any time change the Plan in any way.

15.2	Participant consent

If the Committee proposes an amendment to the Plan which would be to the material disadvantage of Participants in respect of subsisting rights under the Plan, then:

15.2.1	the Committee must invite each so disadvantaged Participant to indicate whether or not they approve the amendment; and

15.2.2	such amendment will only take effect in respect of subsisting rights under the Plan if the majority of the Participants who make such an indication approve the amendment.

15.3	Notice

The Committee may (but is not obliged to) give written notice of any changes made to the Plan to any Participant affected.

15.4	Termination of the Plan

No Award may be granted more than 10 years after the day the Committee adopts the Plan but the Committee may terminate the Plan at any earlier time. Termination will not affect subsisting rights under the Plan.

Rentokil Initial plc – Deferred Bonus Plan

16.	Governing law, jurisdiction and language

The laws of England and Wales govern the Plan and all Awards and their construction. The courts of England and Wales have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.

In relation to the Plan and any documents relating to or concerning it, the English language version of the documents will prevail, so that if there is any conflict between the terms or provisions of a document in English and the same document in another language, the document in English will take precedence.

Rentokil Initial plc – Deferred Bonus Plan